                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               Altera Corporation
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Altera Corporation
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 [ALTERA LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 1995
                                   10:00 A.M.

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Altera Corporation will be held at the Company's offices at 2610 Orchard Parkway, San Jose, California, on Wednesday, April 26, 1995, at 10:00 a.m. local time, for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are elected.

          2. To approve an amendment to the 1988 Director Stock Option Plan to increase from 150,000 to 200,000 the number of shares reserved for issuance thereunder.

          3. To approve amendments to the 1987 Stock Option Plan (i) to increase from 3,400,000 to 4,050,000 the number of shares reserved for issuance thereunder, and (ii) to limit the number of options that may be granted to participants under such Plan in any fiscal year.

          4. To approve an amendment to the 1987 Employee Stock Purchase Plan to increase from 600,000 to 700,000 the number of shares reserved for issuance thereunder.

          5. To ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 31, 1995.

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on February 28, 1995 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                                For the Board of Directors
                                                ALTERA CORPORATION

                                                MARTIN R. BAKER
                                                Secretary
San Jose, California
March 16, 1995

- - --------------------------------------------------------------------------------
IMPORTANT: ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING
IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED
TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE
IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER
ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER RETURNED A
PROXY CARD.
- - -------------------------------------------------------------------------------

                               ALTERA CORPORATION

                            ------------------------
                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 1995

     The enclosed proxy is solicited on behalf of the Board of Directors of Altera Corporation, a California corporation ("Altera" or the "Company"), for use at Altera's Annual Meeting of Shareholders ("Annual Meeting") to be held on April 26, 1995, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

     Altera's principal executive offices are located at 2610 Orchard Parkway, San Jose, California 95134. The telephone number at that address is (408) 894-7000.

     These proxy solicitation materials were mailed on or about March 16, 1995 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on February 28, 1995 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 21,591,475 shares of Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder shall be entitled to cumulate votes. An automated system administered by the Company's transfer agent tabulates the votes. Votes against a particular proposal are counted for purposes of determining the presence or absence of a quorum and are also counted as having been "voted" with respect to the proposal for purposes of determining whether the requisite majority of voting shares has been obtained. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. The required quorum is a majority of the shares issued and outstanding on the Record Date. The Company further believes that neither abstentions nor broker non-votes should be counted as having been "voted" with respect to the election of directors or the other proposals set forth herein for purposes of determining whether the requisite majority of the shares has been obtained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors and the proposals set forth herein in this manner.

SOLICITATION OF PROXIES

     The cost of this solicitation will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees, and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $4,000 for its services and will reimburse it for certain out-of-pocket expenses estimated to be $3,500. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Proposals of shareholders of the Company intended to be presented by such shareholders at the Company's 1996 Annual Meeting of Shareholders must be received by the Company no later than November 16, 1995 in order that they may be included in the proxy statement and form of proxy related to that meeting.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the Annual Meeting. The Board of Directors of Altera has authorized the nomination at the Annual Meeting of the persons named below as candidates. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below. All five nominees were elected at the previous annual meeting of shareholders held on November 16, 1994. In the event that any of the five nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of shareholders and until their successors are elected.

     The names of the nominees and certain information about them are set forth below.

                                                                                             DIRECTOR
           NAME OF NOMINEE              AGE           POSITION(S) WITH THE COMPANY            SINCE
- - --------------------------------------  ---   ---------------------------------------------  --------
Rodney Smith..........................  54    Chairman of the Board of Directors,             1983
                                              President, and Chief Executive Officer
Michael A. Ellison....................  49    Director                                        1984
Paul Newhagen.........................  45    Vice President -- Administration and Director   1987
Robert W. Reed........................  48    Director                                        1994
William E. Terry......................  61    Director                                        1994

     There is no family relationship between any director or executive officer of the Company.

     RODNEY SMITH has served as Chairman of the Board of Directors, President, and Chief Executive Officer since joining the Company in November 1983. Prior to that time, he held various management positions with Fairchild Semiconductor Corporation, a semiconductor manufacturer.

     MICHAEL A. ELLISON has served as a director of the Company since April 1984. Mr. Ellison is a venture capital investor and since October 1994 has been the Chief Executive Officer of Steller, Inc., a distributor of electronic parts. From September 1982 to December 1992, he was a General Partner of Cable & Howse Ventures, a venture capital investment firm. Mr. Ellison also serves as a director of Wall Data Incorporated.

     PAUL NEWHAGEN, a co-founder of the Company, has served as a director of the Company since July 1987 and as Vice President -- Administration since December 1994. Mr. Newhagen served as Vice President of the Company from November 1992 to February 1993, Secretary from July 1987 to January 1993, and Vice President of Finance and Administration from June 1983 to October 1992 and Chief Financial Officer from June 1983 to February 1993. From June 1993 to November 1994, Mr. Newhagen served as a consultant to the Company.

     ROBERT W. REED has served as a director of the Company since October 1994. Since 1991, Mr. Reed has been a Senior Vice President of Intel Corporation, a semiconductor manufacturer, and General Manager of its Semiconductor Products Group, which includes Flash Memory Products, Intel's Military and Special Products Division, and Intel's embedded microcontrollers and microprocessors. From 1983 to 1991, Mr. Reed was Intel's Chief Financial Officer.

     WILLIAM E. TERRY has served as a director of the Company since August 1994. Mr. Terry is a former director and Executive Vice President of the Hewlett-Packard Company, a diversified electronics manufacturing company. In 36 years at Hewlett-Packard, he held a number of senior management positions, including general manager of Hewlett-Packard's Data Products and Instrument Groups, and subsequently had overall responsibility for the Measurement Systems Sector. He retired from Hewlett-Packard in November 1993. Mr. Terry also serves as a director of Key Tronic Corporation.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held ten meetings during the fiscal year ended December 31, 1994 ("fiscal 1994"). The Board of Directors of Altera has standing audit, compensation, and nominating committees.

     As of December 7, 1994, the members of the Audit Committee were Michael A. Ellison, Paul Newhagen, and Robert W. Reed. From January 1, 1994 until December 7, 1994, Mr. Ellison and Mr. Newhagen comprised the Audit Committee. Mr. Newhagen became an employee of Altera in December 1994. The Audit Committee held five meetings during fiscal 1994. The purposes of the Audit Committee are to review with Altera's management and independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the accountants for improvements in accounting procedures; to nominate independent accountants; and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board's attention.

     As of December 7, 1994, William E. Terry and Michael A. Ellison were members of the Compensation Committee. From March 1994 until December 7, 1994, the Compensation Committee was comprised of Mr. Ellison and Paul Newhagen. John
B. Goodrich served on the Compensation Committee from January 1994 until March 1994, when he resigned from the Company's Board of Directors. The Compensation Committee held four meetings during fiscal 1994. The purposes of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to the compensation to be paid or provided to Altera's executive officers, the aggregate compensation of all employees of Altera, and the terms of compensation plans of all types.

     The Nominating Committee was established in January 1994 with Rodney Smith, Michael A. Ellison, John B. Goodrich, and Paul Newhagen as members. Mr. Goodrich resigned from the Board of Directors in March 1994. Beginning in December 1994, the Nominating Committee consisted of Robert W. Reed, Michael A. Ellison, Paul Newhagen, and William E. Terry. The Nominating Committee held no meetings in fiscal 1994. The purpose of the Nominating Committee is to seek qualified candidates for nomination and appointment to the Board of Directors. The Nominating Committee intends to select such candidates by evaluating potential candidates' decision-making ability, business experience, technological background, personal integrity, reputation, and other factors. In addition, as reflected in the Nominating Committee's charter, the Nominating Committee recognizes the benefits of a Board of Directors that reflects the diversity of the Company's shareholders, employees, customers, and the community in which it operates, and will accordingly actively seek qualified candidates for nomination and election to the Board of Directors in order to reflect such diversity. The Nominating Committee intends to conduct its evaluation of potential candidates independently and confidentially; therefore, it does not intend to accept shareholder recommendations of candidates. The Nominating Committee met in January 1995 and nominated the candidates identified in this proxy for election to the Company's Board of Directors.

     Each director attended 100% of the fiscal 1994 meetings of the Board of Directors and each of its committees on which he served that was held during his tenure as a member of the Board of Directors or such committee.

CERTAIN BUSINESS RELATIONSHIPS

     In October 1994, the Company completed the acquisition of Intel Corporation's programmable logic device ("PLD") product line, including associated capital equipment, inventory, and certain intellectual property. Immediately after the closing of the acquisition, the Company named Robert W. Reed, Senior Vice President and General Manager of Intel's Semiconductor Products Group, to its Board of Directors. Mr. Reed is currently a director of the Company and is a nominee for director. See "PROPOSAL ONE -- ELECTION OF DIRECTORS -- Nominees".

     As part of the acquisition and by separate agreements, Intel agreed to supply the Company with up to certain specified amounts of associated PLD wafers for three years and to license the Company to make PLDs under certain Intel patents, and the Company agreed to supply Intel for the same three-year period with the finished programmable logic devices Intel had previously manufactured. The Company also agreed to license back to Intel on a limited basis certain intellectual property which the Company acquired from Intel. In addition, the Company periodically purchases finished goods from Intel on a purchase order basis in order to meet current demand. Although the Company cannot predict the total amount of business to be done with Intel during the Company's 1995 fiscal year, the Company currently believes that its purchases of PLD wafers and finished goods from Intel during this period will exceed 5% of the Company's consolidated gross revenues for its 1994 fiscal year of approximately $199 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1994 until March 1994, Michael A. Ellison, John B. Goodrich, and Paul Newhagen served on the Compensation Committee. Mr. Goodrich resigned from the Board of Directors and from the Compensation Committee in March 1994. Mr. Newhagen resigned from the Compensation Committee in December 1994 when he became Vice President -- Administration for the Company. Since December 1994, Mr. Ellison and William E. Terry have served on the Compensation Committee. Other than Mr. Newhagen, no member of the Compensation Committee is or has been an employee or officer of the Company. Mr. Goodrich is a member of the law firm Wilson, Sonsini, Goodrich & Rosati, P.C., which the Company retained during the past fiscal year and the current fiscal year to provide legal services to the Company.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers, including the Company's Chief Executive Officer, Rodney Smith (the "CEO").

  General Compensation Philosophy

     Because Altera competes against aggressive companies in a dynamic high-growth industry, the Company believes that finding, motivating, and retaining quality employees, particularly senior managers and technical contributors, is a key factor to the Company's future success. Accordingly, the Committee seeks to develop and implement a compensation philosophy that aligns management interests with shareholder interests by tying cash compensation and long-term incentive programs to the Company's financial performance, including increased returns to shareholders. The Committee also seeks to maintain executives' aggregate compensation, including salary, bonus, and long-term equity incentives, at a level competitive with comparable high-growth companies.

     Cash compensation for the Company's executive officers consists of a fixed salary and an annual bonus based on the Company's recent financial performance. In keeping with its philosophy that executive officers should be rewarded for producing positive financial results, the Committee determined, beginning in fiscal year 1995, to place greater emphasis on the variable incentive bonus component of executive compensation rather than fixed base salaries. For example, executive bonus compensation will be determined based on the Company's performance relative to an annual plan and should represent at least 30-50% of total cash compensation for the Company's 30 most senior managers if the Company meets the goals established in the annual plan.

     In setting annual plan goals, the Committee will consider various factors, including the anticipated introduction of new products, general economic conditions, and the Company's position relative to its competitors. The Committee intends that the plan and its internal targets be aggressive, emphasizing strong revenue growth coupled with improved or consistent after tax profits. Aggregate annual compensation targets will also be a component of the plan and will be determined using broad industry comparative survey data as well as specific comparisons to comparable semiconductor companies. In order to achieve the purpose of the plan, the financial goals set out in the plan and the corresponding bonus targets will be communicated to managers early in the annual planning cycle.

     Long-term equity incentives, including stock options and stock purchase rights granted pursuant to the Company's 1987 Stock Option Plan and 1987 Employee Stock Purchase Plan, directly align the economic interests of the Company's management and employees to those of its shareholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the Company's Common Stock increases above the exercise price, which is set at the fair market value on the date the option is granted. In addition, employees must remain employed with the Company for a fixed period of time in order for the options to vest fully. Options are granted to employees and executives following a yearly review of individual performance and consideration of the individual's long-term value to the Company.

  CEO Compensation

     Historically, the Committee set the CEO's base salary in July of each year in part by comparing the Company's recent financial performance with the performance of approximately 20 publicly-traded, high-technology companies that the Committee believed to be "peer companies," which are comparable in industry or growth rate or both. In 1994, the group of companies was reduced to a set of eight "peer companies," which are all in the semiconductor industry and have annual revenues between approximately $100 million and $700 million. The Committee derived comparative financial data concerning both sets of these peer companies from independent consultants and from publicly available data such as proxy statements. The primary performance criteria used to compare the Company's financial performance with that of the peer companies were revenue growth and growth in earnings-per-share ("EPS"). If the Company's performance relative to peer companies improved in the prior twelve month period, the Committee increased the CEO's base salary. Applying such criteria, the Committee set the CEO's base salary at $325,000 for the period July 1994 to July 1995, compared to $300,000 for the period July 1993 to July 1994.

     Beginning in fiscal 1995, however, the Committee will determine the CEO's base salary on a calendar year basis. The Committee has determined to maintain the CEO's salary at $325,000 through the end of 1995. Maintaining this salary level reflects the Committee's determination to emphasize annual cash bonuses based on the prior year's financial performance over fixed salaries in setting compensation levels for the Company's most senior executive officers. The CEO's salary for fiscal 1994 was somewhat below the median of the range of base salaries paid by peer companies. Because the Committee has determined to emphasize the CEO's incentive bonus compensation, the fixed salary component of the CEO's compensation may fall further below the median in the future. The Committee may raise the CEO's base salary if it believes that such base salary has fallen too far below comparable CEO salaries at peer companies.

     For a number of years, the CEO's annual cash bonus has been a direct function of growth in the Company's sales revenue and EPS during the most recent fiscal year. The amount of the CEO's bonus is based on the Company's actual financial results compared to its internal plan, subject to a performance floor below which no bonus is paid. In fiscal 1994, before considering the write-off for research and development in process associated with the acquisition of Intel Corporation's programmable logic device product line, the Company achieved after-tax profits of $34,802,000 and exceeded internal projections for revenue, profitability, and EPS. The CEO's bonus was increased from $180,000 in 1993 to $375,237 in 1994 as a function of the improved results. The CEO's annual cash bonus for fiscal 1994 was above the median of the range of annual cash bonuses paid by peer companies to their chief executive officers, which is consistent with the Company's fiscal 1994 performance being above the median of that of the peer companies, based on their publicly reported financial results as evaluated by the Committee.

     The Company grants stock options to the CEO based primarily on the Committee's evaluation of his ability to influence the Company's long-term growth and profitability. The Committee's determination of the size of the option grant is made in its discretion based principally on the Committee's estimation of the equity incentive value of the CEO's unvested option position. No options were granted to the CEO in fiscal 1991 or fiscal 1992, for example, because a previously granted option remained substantially unvested. In fiscal 1993, the Company granted the CEO an option to purchase 50,000 shares of the Company's Common Stock. That option vests ratably over five years beginning on the full vesting of all previously granted options, which will occur in June 1996. An option to purchase 10,000 shares of Common Stock, which was granted in July 1994, vests monthly over a one-year period commencing four years from its date of grant.

  Other Executive Compensation

     The Committee has adopted compensation policies for its senior executive officers similar to those established for the CEO. Using salary data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the CEO recommends to the Committee base salaries for executive officers that are within the range of salaries for persons holding similar positions at peer companies. In setting executive salaries, the CEO and the Committee also consider factors such as the Company's performance relative to the peer companies and the individual executive's past performance and future potential. In accordance with the Company's compensation goals and the Company's above-average performance during fiscal 1994, the executive officers' salaries for fiscal 1994 were generally at or above the median of the range of peer-company base salary data obtained by the Committee.

     Cash bonuses for all executive officers for fiscal 1994 were calculated based on the Company's actual revenues and after tax-profits compared to the Company's internal projections, according to a formula similar to that used to determine the CEO's bonus. The executive officers' annual cash bonuses for fiscal 1994 were above the median of the range of annual bonus data for peer companies, which is consistent with the fact that the Company's fiscal 1994 performance was above the peer-company median.

     As with the CEO, the size of the stock option grant to each executive officer is determined by the Committee's evaluation of that officer's ability to influence the Company's long-term growth and profitability. In addition, the Committee considers the incentive effect of additional option grants given the stock options then held by such executives and the amount of those options that are not yet vested.

  Other Compensation Considerations

     The Committee has studied Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, which restrict the deductibility of executive compensation paid to any of the Company's five most highly-paid executive officers at the end of any fiscal year to the extent that such compensation exceeds $1 million in any year and does not qualify for an exemption under the statute or related regulations. In January 1995, the Board of Directors concluded that it would be advisable to establish certain restrictions on the grant of options under the 1987 Option Plan to assist in the exemption of compensation realized in connection with the future exercise of such options. See "PROPOSAL THREE -- APPROVAL OF AMENDMENTS TO 1987 STOCK OPTION PLAN." The Committee does not believe that the other components of the Company's compensation will be likely in the aggregate to exceed $1 million for any executive officer in any year in the foreseeable future and therefore concluded that no action with respect to qualifying such compensation for deductibility was necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

COMPENSATION COMMITTEE
William E. Terry, Chairman
Michael A. Ellison, Member

DIRECTOR COMPENSATION

     Currently, the Company's non-employee directors receive $2,000 for each meeting of the Board of Directors or a committee of the Board of Directors (unless held in conjunction with a meeting of the Board as a whole) attended in person, and $1,000 for each meeting attended by telephone. The Company reimburses each non-employee member of the Board of Directors and its committees for expenses incurred by such member in connection with the attendance of such meetings. The Company's non-employee directors are also paid an annual retainer in the amount of $12,000, paid in advance on the date of the Annual Meeting of Shareholders in each year but prorated for any partial year. The Company's non-employee directors also receive options under its 1988 Director Stock Option Plan. See "PROPOSAL TWO -- APPROVAL OF AMENDMENT TO 1988 DIRECTOR STOCK OPTION PLAN -- Automatic Grant of Director Options."

     Each non-employee director is eligible to include the annual retainer and meeting fees, but not expense reimbursements, in the Company's Deferred Compensation Plan. The Company incurs incidental expenses for administration of the Deferred Compensation Plan, and the Company's tax benefit for payments to such directors is delayed until funds (including earnings on the amounts invested pursuant to such Plan) are eventually distributed from such Plan. The Company does not pay any additional compensation to its non-employee directors as a result of the Deferred Compensation Plan.

     Each non-employee director is also eligible to receive medical, dental, and vision insurance benefits at the same level available to the Company's employees in general.

     The Company's directors who are also officers of the Company do not receive any compensation for their services as members of the Board of Directors, although Mr. Newhagen did receive $113,085 in fiscal 1994 for consulting services rendered to the Company prior to becoming an officer in December 1994.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the shares of Common Stock beneficially owned as of the Record Date by persons known by the Company to beneficially own greater than 5% of the Company's outstanding stock, by each director of the Company, by the Chief Executive Officer and the four other most highly paid officers of the Company, and by all directors and executive officers of the Company as a group.

                                                                     SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                                     -----------------------
       FIVE-PERCENT SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS       NUMBER         PERCENT
    ---------------------------------------------------------------  ---------       -------
    FIVE-PERCENT SHAREHOLDERS:
    FMR Corp. (Fidelity Management and Research)(1)................  2,741,200        12.7%
    82 Devonshire Street
    Boston, MA 02109

    AIM Management Group, Inc.(2)..................................  1,110,100         5.1%
    11 Greenway Plaza
    Suite 1919
    Houston, TX 77046

    Fred Alger Management, Inc.(3).................................  1,081,500         5.0%
    75 Maiden Lane
    New York, NY 10038

    DIRECTORS AND EXECUTIVE OFFICERS(4):
    Rodney Smith(5)................................................    477,167         2.2%
    Paul Newhagen(6)...............................................    270,711         1.3%
    Michael A. Ellison(7)..........................................     26,737            *
    Robert W. Reed(8)..............................................          0            *
    William E. Terry(9)............................................      1,000            *
    Peter Smyth(10)................................................     25,500            *
    Denis Berlan(11)...............................................     18,333            *
    Clive McCarthy(12).............................................     70,167            *
    Thomas J. Nicoletti(13)........................................      2,500            *
    All Directors and Officers as a Group (12 persons)(14).........  1,008,840         4.6%

- - ---------------
  *  Less than 1%.

 (1) Based on a filing with the Securities and Exchange Commission dated February 13, 1995.

 (2) Based on a filing with the Securities and Exchange Commission dated February 3, 1995.

 (3) Based on a filing with the Securities and Exchange Commission dated February 7, 1995.

 (4) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the business address of each of the beneficial owners listed in this table is 2610 Orchard Parkway, San Jose, California 95134.

 (5) Includes 53,667 shares which Mr. Smith has the right to acquire within 60 days of the Record Date through exercise of options.

 (6) Includes 8,682 shares which Mr. Newhagen has the right to acquire within 60 days of the Record Date through exercise of options.

 (7) Includes 9,667 shares which Mr. Ellison has the right to acquire within 60 days of the Record Date through exercise of options.

 (8) Excludes shares held by Intel Corporation, of which Mr. Reed is a Senior Vice President. In addition, Mr. Reed has determined not to accept options that would have been granted to him as a director under the 1988 Director Stock Option Plan.

 (9) Excludes 25,000 option shares, none of which will be exercisable within 60 days of the Record Date.

(10) Includes 25,500 shares which Mr. Smyth has the right to acquire within 60 days of the Record Date through exercise of options.

(11) Includes 10,333 shares which Mr. Berlan has the right to acquire within 60 days of the Record Date through exercise of options.

(12) Includes 10,107 shares which Mr. McCarthy has the right to acquire within 60 days of the Record Date through exercise of options.

(13) Includes 2,500 shares which Mr. Nicoletti has the right to acquire within 60 days of the Record Date through exercise of options.

(14) Includes 178,166 shares in the aggregate which executive officers and directors have the right to acquire within 60 days of the Record Date through exercise of options.

EXECUTIVE COMPENSATION

  Summary of Officer Compensation

     The following table summarizes the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company in fiscal 1994 as well as the total compensation paid to each such individual for the Company's two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                 ANNUAL COMPENSATION       ------------
                                                ----------------------      SECURITIES       ALL OTHER
                                                 SALARY        BONUS        UNDERLYING      COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR        ($)          ($)        OPTIONS (#)          ($)
- - -------------------------------------  -----    ---------     --------     ------------     ------------
Rodney Smith.........................  1994      312,500      375,237         10,000          13,948(1)
  Chief Executive Officer              1993      287,500      180,000         50,000           9,474(1)
                                       1992      270,769        1,000            -0-           2,442(1)
Peter Smyth..........................  1994      177,500      213,596          4,500          10,748(2)
  Vice President -- Sales              1993      160,000      102,000         30,000           6,158(2)
                                       1992      150,000       15,086            -0-           2,169(2)
Denis Berlan.........................  1994      172,500      207,831         42,000           6,569(3)
  Vice President -- Operations         1993      152,500       96,000            -0-           3,868(3)
  and Product Engineering              1992      135,269        1,000            -0-           1,982(3)
Clive McCarthy.......................  1994      167,500      202,051            -0-           7,411(4)
  Vice President --                    1993      155,000       96,000         30,000           4,351(4)
  Development Engineering              1992      150,000        1,000            -0-           2,022(4)
Thomas J. Nicoletti..................  1994      159,096      190,505         10,000           4,592(6)
  Chief Financial Officer(5)           1993      153,500       94,200            -0-           3,339(6)
                                       1992       31,250          -0-         50,000           1,022(6)

- - ---------------
(1) Represents $12,488, $8,474, and $1,442 of disability insurance premiums and medical examination costs paid by the Company in fiscal 1994, fiscal 1993, and fiscal 1992, respectively, and a $1,000 contribution by the Company under its 401(k) plan in 1992 and 1993 and $1,500 in 1994.

(2) Represents $9,248, $5,158, and $1,169 of disability insurance premiums and medical examination costs paid by the Company in fiscal 1994, fiscal 1993, and fiscal 1992, respectively, and a $1,000 contribution by the Company under its 401(k) plan in 1992 and 1993 and $1,500 in 1994.

(3) Represents $5,069, $2,868, and $982 of disability insurance premiums and medical examination costs paid by the Company in fiscal 1994, fiscal 1993, and fiscal 1992, respectively, and a $1,000 contribution by the Company under its 401(k) plan in 1992 and 1993 and $1,500 in 1994.

(4) Represents $5,911, $3,351, and $1,022 of disability insurance premiums and medical examination costs paid by the Company in fiscal 1994, fiscal 1993, and fiscal 1992, respectively, and a $1,000 contribution by the Company under its 401(k) plan in 1992 and 1993 and $1,500 in 1994.

(5) Mr. Nicoletti joined the Company as Vice President of Finance in October 1992. In February 1993, Mr. Nicoletti was appointed Chief Financial Officer of the Company. His salary in fiscal 1992 was at the rate of $150,000 per year.

(6) Represents $4,592, $3,339, and $1,022 of disability insurance premiums and medical examination costs paid by the Company in fiscal 1994, fiscal 1993, and fiscal 1992, respectively.

  Options Granted During Fiscal 1994

     The following table summarizes the grants of options to purchase the Company's Common Stock made to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                           ----------------------------------------------------------      ANNUAL RATES OF
                              NUMBER OF        % OF TOTAL                                    STOCK PRICE
                             SECURITIES         OPTIONS                                    APPRECIATION FOR
                             UNDERLYING        GRANTED TO     EXERCISE                      OPTION TERM(2)
                               OPTIONS        EMPLOYEES IN      PRICE      EXPIRATION    --------------------
          NAME             GRANTED (#)(1)     FISCAL YEAR     ($/SHARE)       DATE       5% ($)      10% ($)
- - -------------------------  ---------------    ------------    ---------    ----------    -------    ---------
Rodney Smith(3)..........       10,000             1.6%         28.375        7-01-04    178,449      452,224
Peter Smyth(4)...........        4,500             0.7%         28.375        7-01-04     80,302      203,501
Denis Berlan(5)..........        7,000             1.1%         28.375        7-01-04    124,914      316,557
                                35,000             5.7%         27.875       10-10-04    613,565    1,554,895
Clive McCarthy(6)........           --              --              --             --         --           --
Thomas J. Nicoletti(7)...       10,000             1.6%         28.375        7-01-04    178,449      452,224

- - ---------------
(1) The options shown in the table are nonstatutory stock options that were granted at fair market value under the Company's 1987 Stock Option Plan, as amended (the "1987 Option Plan"), and that become exercisable with respect to 8.34% of the shares for each month beginning after each previously granted option under the 1987 Option Plan has become fully exercisable, for so long as employment continues. These options will expire ten years from the date of grant, subject to earlier termination upon termination of employment.

(2) The 5% and 10% assumed compound rates of annual stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) All options previously granted to Mr. Smith under the 1987 Option Plan become fully exercisable on June 7, 2001.

(4) All options previously granted to Mr. Smyth under the 1987 Option Plan become fully exercisable on May 14, 1999.

(5) All options previously granted to Mr. Berlan under the 1987 Option Plan become fully exercisable on December 18, 1998.

(6) All options previously granted to Mr. McCarthy under the 1987 Option Plan become fully exercisable on June 18, 2003.

(7) All options previously granted to Mr. Nicoletti under the 1987 Option Plan become fully exercisable on October 12, 1997.

  Option Exercises and Fiscal 1994 Year-End Values

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock and the fiscal year-end value of unexercised options held by each of the above-mentioned officers of the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT               IN-THE-MONEY OPTIONS
                                SHARES                         FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
                             ACQUIRED ON       VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - ---------------------------  ------------   ------------   -----------   -------------   -----------   -------------
Rodney Smith...............         --              --        49,000         81,000        1,586,375     1,989,875
Peter Smyth................     15,000         426,250        23,500         31,000          744,625       796,125
Denis Berlan...............     30,997         799,283         8,166         68,834          242,949     1,474,676
Clive McCarthy.............     28,060         730,595         8,357         58,583          274,680     1,630,375
Thomas J. Nicoletti........         --              --        14,167         45,833          458,657     1,295,093

- - ---------------
(1) Amounts reflecting gains on outstanding stock options are based on the closing price of the Company's Common Stock on December 30, 1994 of $41.875.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors, and 10% shareholders were complied with, except as previously reported. In making these statements, the Company has relied upon the written representations of its officers and directors.

CHANGES TO BENEFIT PLANS

     The Company has proposed amendments to increase the share reserves under the 1988 Director Stock Option Plan (the "Director Plan"), the 1987 Stock Option Plan (the "1987 Option Plan") and the 1987 Employee Stock Purchase Plan (the "1987 Purchase Plan"). The following table sets forth grants of stock options received under the Director Plan, the 1987 Option Plan and the 1987 Purchase Plan during the fiscal year ended December 31, 1994 by (1) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 1994; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS

                                 1988 DIRECTOR STOCK        1987 STOCK OPTION       1987 EMPLOYEE STOCK
                                    OPTION PLAN(1)               PLAN(2)              PURCHASE PLAN(3)
                                 --------------------     ---------------------     --------------------
                                 EXERCISE                 EXERCISE                  EXERCISE
                                   PRICE       NUMBER       PRICE       NUMBER        PRICE       NUMBER
                                  ($ PER         OF        ($ PER         OF         ($ PER         OF
       NAME AND POSITION         SHARE)(4)     SHARES     SHARE)(4)     SHARES      SHARE)(4)     SHARES
- - -------------------------------  ---------     ------     ---------     -------     ---------     ------
Rodney Smith...................        --         --        28.375       10,000           --         --
Chairman of the Board of
  Directors, President and
  Chief Executive Officer
Peter Smyth....................        --         --        28.375        4,500           --         --
Vice President -- Sales
Denis Berlan...................        --         --        27.958       42,000           --         --
Vice President -- Operations
  and Product Engineering
Clive McCarthy.................        --         --            --           --           --         --
Vice President -- Development
  Engineering
Thomas J. Nicoletti............        --         --        28.375       10,000           --         --
Chief Financial Officer
Executive Officer Group
  (9 persons)..................    39.250      5,000        28.750       87,083       23.321      1,177
Non-Executive Officer Director
  Group (3 persons)............    32.750     30,000            --           --           --         --
Non-Executive Officer Employee
  Group........................        --         --        29.761      517,933       23.301     75,412

- - ---------------
(1) Only non-employee directors of the Company are eligible to participate in the Director Plan. Mr. Newhagen was eligible to participate in the Director Plan prior to becoming employed by the Company in December 1994.

(2) Only employees (including officers and directors) and consultants of the Company or any parent or subsidiary are eligible to participate in the 1987 Option Plan.

(3) Only employees (including officers and directors) of the Company are eligible to participate in the 1987 Purchase Plan.

(4) Future exercise prices of options are unknown, as they are based upon fair market value at the date of grant. Exercise prices are shown on a weighted-average basis.

COMPANY PERFORMANCE

     The following graph shows a comparison, since December 31, 1989, of cumulative total return for the Company, the Standard and Poor's 500 Index, and the Standard & Poor's Semiconductor Index.



                    COMPARISON OF CUMULATIVE TOTAL RETURN*


                     Altera           S&P        S&P Semiconductor
  Date            Corporation      500 Index           Index
- - --------          -----------      ---------     -----------------
12/31/89            $100            $100               $100
12/31/90            $156            $ 97               $ 99
12/31/91            $411            $126               $123
12/31/92            $187            $136               $202
12/31/93            $476            $150               $311
12/31/94            $609            $152               $363


Assumes $100 invested on December 31, 1989 in Altera common stock, Standard & Poor's 500 Index, and Standard & Poor's Semiconductor Index.

* Total return assumes reinvestment of dividends for the Standard & Poor's 500 Index and Standard & Poor's Semiconductor Index. The Company has never paid dividends on its common stock and has no present plans to do so.

                    PROPOSAL TWO -- APPROVAL OF AMENDMENT TO
                        1988 DIRECTOR STOCK OPTION PLAN

     The Board of Directors of the Company adopted the 1988 Director Stock Option Plan (the "Director Plan") in August 1988 for the purposes of attracting and retaining the best available personnel for service as non-employee directors of the Company ("Outside Directors"), providing additional incentive to the Outside Directors, and encouraging their continued service on the Board of Directors. The shareholders of the Company approved the Director Plan in April 1989 and amendments to the Director Plan in April 1993 and November 1994. In January 1995, the Board of Directors approved an amendment to the Director Plan, subject to shareholder approval, to increase the number of shares reserved for issuance thereunder by 50,000, thereby increasing the total number of shares issuable thereunder from 150,000 to 200,000.

     The essential features of the Director Plan are outlined below:

GENERAL

     The Director Plan provides for the granting of nonstatutory stock options to Outside Directors as reflected in the terms of a written option agreement. The Director Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

ADMINISTRATION

     The Director Plan is administered by the Company's Board of Directors. Members of the Board of Directors who are eligible to be granted options under the Director Plan ("Director Options") may vote on matters affecting the administration of the Director Plan. The interpretation and construction of any provision of the Director Plan shall be within the sole discretion of the Board of Directors, whose determination shall be final and conclusive. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Director Plan.

ELIGIBILITY

     The Director Plan provides that Director Options may be granted only to Outside Directors. Non-employee directors who were previously employed by the Company are eligible for participation in the Director Plan. All grants are automatic and are not subject to the discretion of any person, except that a director may decline to accept Director Options. As of the Record Date, three Outside Directors were eligible to participate in the Director Plan.

AUTOMATIC GRANT OF DIRECTOR OPTIONS

     Each Outside Director who was serving as such on August 31, 1988, the date of adoption of the Director Plan by the Board of Directors, was automatically granted a Director Option to purchase 16,000 shares (the "First Director Option"). On June 2, 1994, the Board of Directors authorized an amendment to the Director Plan to increase from 16,000 to 20,000 the number of shares in the First Director Option. The Company's shareholders approved this amendment to the Director Plan at the Company's Annual Meeting of Shareholders held in November 1994. Each First Director Option is exercisable in installments cumulatively with respect to 25% of the shares on the first day of the first year after the date of the grant of such First Director Option and with respect to 2.083% of the shares for each month after such anniversary.

     Each Outside Director who becomes a director subsequent to the date of adoption of the Director Plan receives an automatic grant, on the date of his appointment or election to the Board of Directors, of a First Director Option having the same terms as described above. An Outside Director who was previously employed by the Company receives a First Director Option upon becoming an Outside Director.

     After receiving a First Director Option, an Outside Director is automatically granted an additional Director Option to purchase 5,000 shares under the Director Plan (the "Subsequent Director Option") on the day of each annual shareholders' meeting at which such Outside Director is re-elected to an additional term, occurring after the grant date of such Outside Director's First Director Option; provided, however, that in no event will an Outside Director be granted Director Options to purchase more than 50,000 shares in the aggregate. Prior to June 1994, the number of shares subject to each Subsequent Director Option was 4,000. On June 2, 1994, the Board of Directors authorized an amendment to the Director Plan to increase from 4,000 to 5,000 the number of Subsequent Director Options granted annually and the Company's shareholders approved this amendment at the Company's November 1994 Annual Meeting of Shareholders.

     Prior to January 1992, each Subsequent Director Option became exercisable in installments cumulatively and with respect to 25% of the shares on the first anniversary of the date of grant of such Subsequent Director Option and with respect to 2.083% of the shares for each month after such anniversary. In January 1992, the Board of Directors authorized an amendment to the Director Plan to modify the vesting of new Subsequent Director Options. Pursuant to the amendment, Subsequent Director Options granted on or after the date of approval of the amendment will become exercisable ("vest") in installments cumulatively with respect to 8.34% of the shares for each month beginning after the First Director Option is fully vested or in the event the First Director Option is fully vested at the time a Subsequent Director Option is granted, the complete vesting of any Subsequent Director Options previously granted. The effect of the amendment is to postpone the vesting of Subsequent Director Options to later months than would have been the case under the prior vesting limitation.

TERMS OF DIRECTOR OPTIONS

     The terms of Director Options granted under the Director Plan are set forth in the Director Plan. Director Options granted under the Director Plan have a term of 10 years from the date of grant. Options granted under the Director Plan on or prior to January 14, 1992, have a term of five years from the date of grant.

     Each Director Option is evidenced by a written stock option agreement between the Company and the Outside Director to whom such Director Option was granted (the "Optionee") and is subject to the following additional terms and conditions.

          (a) Exercise of Director Options. The Director Options become exercisable as described above under "Automatic Grant of Director Options". A Director Option is exercised by giving written notice of exercise to the Company and tendering full payment of the exercise price to the Company. Payment for shares issued upon exercise of a Director Option may consist entirely of cash, check, or other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said Director Option shall be exercised, or any combination of such methods of payment.

          (b) Exercise Price. The per share exercise price of Director Options is 100% of the fair market value of the Company's Common Stock on the date the Director Option was granted. The Director Plan provides that, because the Company's Common Stock is currently traded on the Nasdaq National Market, the fair market value per share shall be the closing price on the Nasdaq National Market, on the date of grant of the Director Option, as reported in The Wall Street Journal.

          (c) Termination of Status as a Director. The Director Plan provides that in the event of the termination of the Outside Director's continuous status as a director (other than as a result of death or disability), he or she may, but only within 30 days after the date of such termination (but in no event later than the date of expiration of the term of the Director Option), exercise his or her Director Option to the extent to which he or she was entitled to exercise the Director Option at the time of termination.

          (d) Death. If an Outside Director who shall have been in continuous status as a director since the date of grant of the Director Option should die while still in office as a director of the Company, the Director Option may be exercised at any time within six months after death (but in no event later than the date of expiration of the term of the Director Option), but only to the extent the Director Option would have been exercisable had the Optionee continued living and terminated his or her directorship six months after the date of death. If an Outside Director who shall have been in continuous status as a director since the date of grant of the Director Option should die within 30 days after ceasing to serve as a director, the Director Option may be exercised within six months after death (but in no event later than the date of expiration of the term of the Director Option) to the extent the Director Option was exercisable on the date of termination.

          (e) Permanent Disability. If an Optionee should become unable to continue his or her service as a director of the Company as a result of his or her total and permanent disability while still in office as a director of the Company, the Director Option may be exercised at any time within three months from the date of termination (but in no event later than the date of expiration of the term of the Director Option), but only to the extent the Director Option was exercisable at the date of such termination.

          (f) Nontransferability of Director Options. A Director Option is not transferable by the Optionee in any manner, other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. In the event of the Optionee's death, Director Options may be exercised by a person who acquires the right to exercise the Director Options by bequest or inheritance. A Director Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a permitted transferee.

          (g) Suspension or Termination of Director Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any Director Option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Director Option whatsoever.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Director Option, and the number of shares of Common Stock which have been authorized for issuance under the Director Plan (but as to which no Director Options have yet been granted or which have been returned to the Director Plan upon cancellation or expiration or a Director Option), as well as the price per share of Common Stock covered by each such outstanding Director Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Director Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of or price of shares of Common Stock subject to a Director Option.

     In the event of the proposed dissolution or liquidation of the Company, all Director Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Director Option shall terminate as of a date fixed by the Board of Directors and may give each Optionee the right to exercise his or her Director Options as to all or any part of the shares subject to the Director Option, including shares as to which the Director Options would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all Director Options shall be assumed by such successor corporation, or the Board of Directors may, in the exercise of its sole discretion in such instances, and in lieu of such assumption, give Outside Directors the right to exercise their Director Options as to all of the shares subject to Director Options, including shares as to which the Director Options would not otherwise be exercisable. In the event that the Board of Directors fully accelerates the vesting of the Director Options, the Board of Directors will notify each Optionee that his or her Director Options will be fully exercisable for a period of 30 days from the date of such notice. Upon the expiration of such period the Director Options will terminate.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or terminate the Director Plan at any time or from time to time without approval of the shareholders of the Company; provided, however, that shareholder approval is required for any amendment which increases the number of shares subject to the Director Plan (other than in connection with an adjustment described in "Adjustments Upon Changes in Capitalization or Merger" above), modifies the designation of the class of persons eligible to be granted Director Options, materially increases the benefits accruing to participants under the Director Plan, or changes the number of shares subject to the Director Options granted and to be granted under the Director Plan or the terms thereof. Notwithstanding the foregoing, the provisions of the Director Plan described in "Automatic Grant of Director Options", above (and any other provisions of the Director Plan that affect the formula award terms required to be specified in the Director Plan by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall not be amended more than once every six months other than to comply with changes in the Code, ERISA, or the rules thereunder. However, no such action by the Company's Board of Directors or shareholders may alter or impair any Director Option previously granted under the Director Plan without the consent of the Optionee. In any event, the Director Plan will expire by its terms in August 1998, unless sooner terminated pursuant to its terms.

TAX INFORMATION

     The Director Options granted under the Director Plan are deemed nonstatutory options under the Code. An Optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon exercise of the Director Option, the Optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.

     Upon a resale of such shares issued upon the exercise of a nonstatutory option, any difference between the sales price and the fair market value of the shares on the date of exercise of the nonstatutory option will be treated as capital gain or loss. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

     The Company will be entitled to a tax deduction in the amount and at the time that the Optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing summary of the effect of federal income taxation upon the Optionee and the Company with respect to the grant of Director Options and purchase of shares under the Director Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an Optionee's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the Optionee may reside.

PROPOSED AMENDMENT

     At the Annual Meeting, the shareholders are being asked to approve the amendment of the Director Plan to increase from 150,000 to 200,000 the number of shares reserved for issuance thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve the amendment to the Director Plan. THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH AMENDMENT.

                  PROPOSAL THREE -- APPROVAL OF AMENDMENTS TO
                             1987 STOCK OPTION PLAN

     The 1987 Stock Option Plan (the "1987 Option Plan") was adopted by the Board of Directors in August 1987 and approved by the shareholders in September 1987. Since then, the Board of Directors has authorized amendments to the 1987 Option Plan to increase the shares reserved for issuance thereunder to 3,400,000, which increases were approved by the shareholders.

     In January 1995, the Board of Directors approved amendments to the 1987 Option Plan, subject to shareholder approval, to (i) increase the number of shares reserved for issuance thereunder by 650,000, thereby increasing the total number of shares issuable thereunder from 3,400,000 to 4,050,000, and (ii) impose a limitation on grants to any Optionee, as defined below, in any fiscal year so that the aggregate grants in any one year to any Optionee may not exceed 250,000 shares per fiscal year; provided, however, that new hires may receive additional grants for no more than 250,000 shares in the year they are hired.

GENERAL

     The 1987 Option Plan provides for the granting to employees and consultants of the Company or any parent or subsidiary thereof stock options ("Options"), which may be within the meaning of Section 422 of the Code, as it defines incentive stock options ("Incentive Stock Options"), or nonstatutory stock options ("Nonstatutory Options"), at the discretion of the Board of Directors of the Company and as reflected in the terms of the written Option agreement.

     The 1987 Option Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of ERISA.

PURPOSES

     The purposes of the 1987 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company, and to promote the success of the Company's business.

ADMINISTRATION

     The 1987 Option Plan may be administered by the Board of Directors of the Company or by a committee designated by the Board, which committee can have non-director employee members. Once appointed, the committee members shall continue to serve until otherwise directed by the Board. The administration, interpretation or application of the 1987 Option Plan by the Board of Directors or its committee shall be final, conclusive and binding upon all participants. Currently, the Board of Directors administers the 1987 Option Plan, subject to the authority delegated to the Stock Option Plan Committee to grant Options (not to exceed 30,000 shares per Option) to employees other than officers and directors, and to the authority delegated to its Compensation Committee to administer the 1987 Option Plan in connection with grants and other matters regarding officers, directors and 10% shareholders of the Company as defined under Section 16 of the Exchange Act. Currently, the Stock Option Plan Committee consists of Rodney Smith and Thomas J. Nicoletti and the Compensation Committee consists of William E. Terry and Michael A. Ellison. Members of the Board and those committees receive no additional compensation for their services in connection with the administration of the 1987 Option Plan. Copies of the 1987 Option Plan will be made available upon request at the Company's principal executive offices.

ELIGIBILITY

     The 1987 Option Plan provides for the grant of Options to employees (including officers and directors) and consultants of the Company or any parent or subsidiary. Incentive Stock Options may only be granted to employees. The Board of Directors or the committees select the persons to whom options are granted under the 1987 Option Plan ("Optionees") and determine the number of shares to be subject to each Option. As of the Record Date, 695 employees (including officers and directors) were eligible to participate in the 1987 Option Plan.

     In accordance with Section 162(m) of the Code, in January 1995 the Board amended the 1987 Option Plan, subject to shareholder approval, to impose a limitation on grants to any Optionee in any fiscal year so that the aggregate grants in any one year to any Optionee may not exceed 250,000 shares per fiscal year; provided, however, that new hires may receive additional Option grants for no more than 250,000 shares in the year they are hired. In addition, there is a limit of $100,000 on the aggregate fair market value of shares subject to all Incentive Stock Options which are exercisable for the first time in any calendar year by an employee.

TERMS OF OPTIONS

     Each Option granted pursuant to the 1987 Option Plan is evidenced by a written stock option agreement between the Company and the Optionee and is subject to the following terms and conditions:

          (a) Exercise of the Option. The Board of Directors or the committees determine on the date of grant when Options may be exercisable under the 1987 Option Plan.

          The current standard form of Option agreement for use under the 1987 Option Plan for new employees provides that an Option will be exercisable cumulatively for 10% of the Option shares at the end of the first year, 1.25% of such shares for each of the following 13th through the 24th full months, 1.6667% of such shares for each of the following 25th through 36th full months, 2.0833% of such shares for each of the following 37th through 48th full months, and 2.5% of such shares for each of the 49th through the 60th full months that have elapsed from the vesting commencement date, all for so long as employment continues. Other vesting schedules may be used for new employees in some circumstances. Additional Options granted to existing employees will typically vest monthly over a one-year period ending five years from the date of grant.

          An Option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. An Option may not be exercised for a fraction of a share.

          Payment for shares issued upon exercise of an Option may consist of cash, check, promissory note, an exchange of shares of the Company's Common Stock, any combination of such methods of payment, or such other consideration as determined by the Board of Directors or the committees and as permitted under the California Corporations Code.

          (b) Exercise Price. The exercise price of Options granted under the 1987 Option Plan is determined by the Board of Directors or the committees, but the exercise price of Incentive Stock Options and Nonstatutory Options may not be less than 100% and 85%, respectively, of the fair market value of the Common Stock on the date the Option is granted. The 1987 Option Plan provides that, because the Company's Common Stock is currently traded on the Nasdaq National Market, the fair market value per share shall be the closing price on the Nasdaq National Market, on the date of grant of the Option, as reported in The Wall Street Journal.

          (c) Termination of Employment. If the Optionee's employment with the Company is terminated for any reason (other than death or total and permanent disability), a vested Option may be exercised within 30 days (or such other period of time not exceeding three months in the case of Incentive Stock Options or six months in the case of Nonstatutory Options as is determined by the Board or the committees at the time of grant of such Option), after such termination (but in no event later than the date of expiration of the term of such Option) as to all or part of the shares as to which the Optionee was entitled to exercise at the date of such termination. An Optionee may be exempt from this rule if the Optionee is on an approved leave of absence, or if transferred to a subsidiary or parent of the Company.

          (d) Death or Disability. If an Optionee is unable to continue his or her employment with the Company as a result of death, his or her Options may be exercised at any time within six months from the date of death (but in no event later than the date of expiration of the term of such Option) to the extent such Options would have been exercisable on the date six months after the date of the Optionee's death. If an Optionee should die within 30 days after termination, Options may be exercised at any time within six months after death (but in no event later than the date of expiration of the term of such Option) but only to the extent the Options were exercisable on the date of termination. If an Optionee is unable to continue his or her employment with the Company as a result of total and permanent disability, his or her Options may be exercised at any time within three months after termination (but in no event later than the date of expiration of the term of such Option) to the extent the Option was exercisable on the date of termination.

          (e) Term and Termination of Options. Options granted under the 1987 Option Plan must expire ten years from the date of grant, unless a shorter period is provided in the Option agreement. The current form of Option agreement provides for a ten-year term. No Option may be exercised by any person after the expiration of its term.

          (f) Nontransferability of Options. An Option is not transferable by the Optionee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. In the event of the Optionee's death, Options may be exercised by a person who acquires the right to exercise the Option by bequest or inheritance.

          (g) Other Provisions. The Option agreement may contain such other terms, provisions and conditions not inconsistent with the 1987 Option Plan as may be determined by the Board of Directors or the committees.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

     In the event any change, such as a stock split or payment of a stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of additional consideration by the Company, an appropriate adjustment shall be made by the Board of Directors in the Option exercise price and in the number of shares subject to each Option. In the event of a proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors or the committees may in their discretion make provisions for accelerating the exercisability of outstanding Options in such event. In the event of a proposed sale of the assets of the Company, or the merger of the Company with or into another corporation, all Options will be assumed or an equivalent option will be substituted by the successor corporation. If the successor corporation refuses to fully assume all Options, the Board of Directors or the committees will fully accelerate the exercisability of all shares subject to each outstanding Option.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or terminate the 1987 Option Plan from time to time without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1987 Option Plan which increases the number of shares which may be issued under the 1987 Option Plan (other than as a result of an adjustment described in "Adjustments Upon Changes in Capitalization or Merger"), modifies the designation of the class of persons eligible to be granted Options, or materially increases the benefits which may accrue to participants under the 1987 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any Option previously granted under the 1987 Option Plan. The 1987 Option Plan shall terminate in August 1997, provided that any Options then outstanding shall remain outstanding until they expire by their terms.

TAX INFORMATION

  Incentive Stock Options

     The Code provides to Optionees favorable federal income tax treatment of Options which qualify as Incentive Stock Options. Even if designated as incentive stock options in the Option agreement, any Options in excess of the $100,000 limit on exercisability in any calendar year will not be deemed to be Incentive Stock Options. If an Option granted under the 1987 Option Plan is treated as an Incentive Stock Option, the Optionee will recognize no income upon grant of the Option, and will recognize no income upon exercise of the Option unless the alternative minimum tax rules apply. The Company will not be allowed a deduction for federal tax purposes in connection with the exercise of an Incentive Stock Option.

     Upon the sale of the shares issued upon exercise of an Incentive Stock Option at least two years after the grant of the Option and one year after exercise of the Option (the "statutory holding periods"), any gain will be taxed to the Optionee as long-term capital gain. Under current law, the federal tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. If the statutory holding periods are not satisfied (i.e., the Optionee makes a "disqualifying disposition"), the Optionee will recognize compensation income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the Option exercise, or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. Any gain or loss recognized on a disqualifying disposition of the shares in excess of the amount treated as compensation income will be characterized as capital gain or loss.

     Different rules may apply if shares are purchased by an Optionee who is subject to Section 16(b) of the Exchange Act, and the Optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

  Nonstatutory Options

     Nonstatutory Options granted under the 1987 Option Plan will not qualify for any special tax benefits to the Optionee. Even if designated as Incentive Stock Options in the Option agreement, any Options in excess of the $100,000 limit on exercisability in any calendar year will be deemed to be Nonstatutory Options.

     An Optionee will not recognize any taxable income at the time he or she is granted a Nonstatutory Option. Upon exercise of the Option, the Optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. However, if shares subject to a repurchase option of the Company (i.e., unvested shares) are purchased upon exercise of a Nonstatutory Option, no tax will be imposed at the time of exercise with respect to such unvested shares (and the Optionee's long-term capital gain holding period will not begin at such time) unless the Optionee files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days after the date of exercise. In the absence of such election, the Optionee is taxed (and the long-term capital gain holding period begins) at the time at which the shares vest (i.e., the time at which the repurchase option lapses with respect to such shares), and the Optionee recognizes compensation income in the amount of the difference between the value of the shares at that time and the Option exercise price. If a
Section 83(b) election is timely filed, the unvested shares will be treated for federal income tax purposes as if they had been vested at the time of exercise. Taxation upon exercise of the option may also be deferred (unless a Section 83(b) election is filed) when other shares were previously purchased by an Optionee who is subject to Section 16(b) of the Exchange Act.

     The compensation income recognized by the Optionee who is also an employee will be treated as wages and will be subject to tax withholding by the Company out of the current compensation paid to the Optionee. If such current compensation is insufficient to pay the withholding tax, the Optionee will be required to make direct payment to the Company for the tax liability.

     Upon a resale of the shares issued upon exercise of a Nonstatutory Option, any difference between the sales price and the fair market value of the shares on the date of exercise of the Nonstatutory Option (or the fair market value of the shares on the date they become vested, if a Section 83(b) election has not been timely filed) will be treated as capital gain or loss. Under current law, the federal tax rate on net capital gain is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

     The Company will be entitled to a corresponding tax deduction in the amount and at the time that the Optionee recognizes ordinary income with respect to shares acquired upon exercise of a Nonstatutory Option.

  Alternative Minimum Tax

     The exercise of an Incentive Stock Option may subject the Optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. The AMT is calculated by applying a tax rate of 26% to alternative minimum taxable income ("AMTI") up to $175,000, and 28% to AMTI above $175,000. AMTI is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference, less (iii) an exclusion of $45,000 for joint returns and $33,750 for individual returns. However, these exclusion amounts are reduced by an amount equal to 25% of the amount by which the taxpayer's AMTI exceeds $150,000 and $112,500, respectively.

  Tax Summary

     The foregoing summary of the effect of federal income taxation upon the Optionee and the Company with respect to the grant of Options and purchase of shares under the 1987 Option Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an Optionee's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the Optionee may reside.

PROPOSED AMENDMENTS

     At the Annual Meeting, the shareholders are being requested to approve amendments of the 1987 Option Plan (i) to increase from 3,400,000 to 4,050,000 the number of shares of the Company's Common Stock reserved for issuance thereunder, and (ii) to impose a limitation on grants to any Optionee in any fiscal year so that the aggregate grants in any one year to any Optionee may not exceed 250,000 shares per fiscal year; provided, however, that new hires may receive additional Option grants for no more than 250,000 shares in the year they are hired.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve the amendment to the 1987 Option Plan. THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENTS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH PROPOSED AMENDMENTS.

                   PROPOSAL FOUR -- APPROVAL OF AMENDMENT TO
                       1987 EMPLOYEE STOCK PURCHASE PLAN

     The 1987 Employee Stock Purchase Plan (the "1987 Purchase Plan") was adopted by the Board of Directors in August 1987 and approved by the shareholders in September 1987. Since then, the Board of Directors has authorized amendments to the 1987 Purchase Plan to increase the shares reserved for issuance thereunder to 600,000, which increases were approved by the shareholders. In January 1995, the Board of Directors approved an amendment to the 1987 Purchase Plan, subject to shareholder approval, to increase the number of shares reserved for issuance thereunder by 100,000, thereby increasing the total number of shares issuable thereunder from 600,000 to 700,000.

GENERAL

     The 1987 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify as an "Employee Stock Purchase Plan" under the provisions of Sections 421 and 423 of the Code. The provisions of the 1987 Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code.

     The 1987 Purchase Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of ERISA.

PURPOSE

     The purpose of the 1987 Purchase Plan is to provide employees of the Company (and any of its subsidiaries which is designated by the Board of Directors) with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

ADMINISTRATION

     The 1987 Purchase Plan may be administered by the Board of the Company or a committee of members of the Board appointed by the Board. Once appointed, the members of the committee shall continue to serve until otherwise directed by the Board. The administration, interpretation or application of the 1987 Purchase Plan by the Board of Directors or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the 1987 Purchase Plan, provided that such members may not vote on any matter affecting the administration of the 1987 Purchase Plan or the grant of any Option pursuant to the 1987 Purchase Plan, and, if a committee is established to administer the 1987 Purchase Plan, no member of the Board who is eligible to participate in the 1987 Purchase Plan may be a member of the committee.

     No charges for administrative or other costs may be made against the payroll deductions of a participant in the 1987 Purchase Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the 1987 Purchase Plan.

ELIGIBILITY

     Any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company (or any of its subsidiaries which is designated from time to time by the Board) as of the first day of a given offering period shall be eligible to participate in the 1987 Purchase Plan. Notwithstanding the foregoing, no participant shall be granted an Option under the 1987 Purchase Plan which would permit the participant's rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. Furthermore, if the number of shares which would otherwise be subject to Options under the 1987 Purchase Plan at the beginning of an offering period exceeds the number of shares then available for grant, a pro rata allocation of the available shares shall be made in as uniform a manner as is practicable and as the Company shall determine to be equitable. As of the Record Date, 684 employees were eligible to participate in the 1987 Purchase Plan.

OFFERING PERIODS

     The 1987 Purchase Plan is implemented by one offering during each six-month period of the plan. The offering periods commence on or about February 16 and August 16 of each year. The Board of Directors of the Company may alter the duration of the offering periods with respect to future offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the 1987 Purchase Plan by filing with the Company's payroll office a completed subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given offering. A person who becomes employed after the commencement of an offering may not participate in the 1987 Purchase Plan until the commencement of the next offering.

PURCHASE PRICE

     The purchase price per share at which shares are sold under the 1987 Purchase Plan is the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the first day of the offering period; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the last day of the offering period. The 1987 Purchase Plan provides that, because the Company's Common Stock is currently traded on the Nasdaq National Market, the fair market value of a share of the Common Stock on a given date shall be the closing price on the Nasdaq National Market, on such date, as reported in The Wall Street Journal.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation received on each payday. The aggregate of such payroll deductions during the offering period cannot exceed 10% of his or her aggregate compensation during such offering period. Partial share dollar amounts carried over into the following offering period will reduce the withholding if it would exceed 10% of a participant's eligible compensation. Compensation is defined as all regular straight time gross earnings, plus sales commissions and sales incentives earned during the entire offering period, but exclusive of payments for overtime, shift premium, other incentive compensation, other incentive payments, bonuses, or other compensation. Payroll deductions shall commence on the first payday following the first day of the offering period and shall continue at the same percentage rate until the end of the offering period unless sooner terminated. No interest shall accrue on the payroll deductions of a participant in the 1987 Purchase Plan. At any time during the offering period, a participant may discontinue payroll deductions under the 1987 Purchase Plan without withdrawing amounts contributed through prior payroll deductions. All payroll deductions received or held by the Company under the 1987 Purchase Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions.

PURCHASE OF STOCK; GRANT OF OPTIONS

     On the first day of each offering period, each eligible employee participating in the 1987 Purchase Plan shall be granted an option (an "Option") to purchase (at the per-share option price) up to a number of shares determined by dividing such employee's payroll deductions accumulated during such offering period (not to exceed an amount equal to 10% of his or her compensation during such offering period) by the Option purchase price determined as described under "Purchase Price", above, subject to the limitations set forth in the 1987 Purchase Plan.

EXERCISE OF OPTIONS

     Unless the participant's participation is discontinued, each participant's Option for the purchase of the maximum number of full shares will be exercised automatically at the end of the offering period at the applicable price.

WITHDRAWAL

     A participant may withdraw all, but no less than all, the payroll deductions credited to his or her account under the 1987 Purchase Plan at any time prior to the last day of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

     In the event that a participant fails to remain in the continuous employ of the Company for at least 20 hours per week during the offering period, such participant will be deemed to have elected to withdraw from the 1987 Purchase Plan and the payroll deductions credited to such participant's account will be returned to such participant and his or her Option will be automatically terminated.

     A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the 1987 Purchase Plan or in any similar plan which may be adopted by the Company.

TERMINATION OR INTERRUPTION OF EMPLOYMENT

     Upon termination or interruption of a participant's employment for any reason, including retirement or death, prior to the last day of the offering period, the payroll deductions credited to the participant's account will be returned to such participant, or, in the case of the participant's death, to the person or persons entitled thereto as specified in the participant's subscription agreement, and his or her Option will be automatically terminated.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

     In the event any change, such as a stock split or payment of a stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of additional consideration by the Company, an appropriate adjustment will be made in the shares subject to purchase and in the purchase price per share, subject to any required action by the shareholders.

     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the Option as to all of the optioned stock, including shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of shares available for grant, as well as the price per share of Common Stock covered by each outstanding Option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

NONASSIGNABILITY

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under the 1987 Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent, and distribution or as provided in the 1987 Purchase Plan) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the 1987 Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors of the Company may at any time or from time to time amend or terminate the 1987 Purchase Plan, except that such termination shall not affect Options previously granted nor may any amendment make any change in an Option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 1987 Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved for issuance under the 1987 Purchase Plan, permit payroll deductions at a rate in excess of 10% of the participant's compensation as defined in the 1987 Purchase Plan, modify the designation of the employees (or class of employees) eligible to participate in the plan, or materially increase the benefits which may accrue to participants under the 1987 Purchase Plan. The 1987 Purchase Plan shall continue in effect until August 2007, unless sooner terminated as described above.

TAX INFORMATION

     The 1987 Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the Option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.

     If the shares are sold or disposed of (including by way of gift) at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the Option (the "Option Price") or (b) 15% of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the Option Price, there is no ordinary income and the participant has a capital loss for the difference.

     If the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of Option exercise over the Option Price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date of Option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of Option exercise.

     If shares are sold before the expiration of the statutory holding periods, the Company is entitled to a tax deduction in the amount of the difference between the price paid by the participant and the market value on the date of the purchase (the last day of the offering period in which the shares were purchased).

     The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 1987 Purchase Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

PROPOSED AMENDMENT

     At the Annual Meeting, the shareholders are being requested to approve the amendment of the 1987 Purchase Plan to increase from 600,000 to 700,000 the number of shares reserved for issuance thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve the amendment to the 1987

Purchase Plan. THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH PROPOSED AMENDMENT.

                PROPOSAL FIVE -- RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of Altera Corporation has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of Altera for the current fiscal year ending December 31, 1995. It is expected that a representative of Price Waterhouse LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative votes of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THIS PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                                For the Board of Directors
                                                ALTERA CORPORATION

                                                MARTIN R. BAKER
                                                Secretary
Dated: March 16, 1995

                               ALTERA CORPORATION

                        1988 DIRECTOR STOCK OPTION PLAN

                    (As amended effective January 18, 1995)

     1. Purposes of the Plan. The purposes of this Director Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be "non-statutory stock options".

     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Common Stock" shall mean the Common Stock of the Company.

          (c) "Company" shall mean Altera Corporation, a California corporation.

          (d) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (e) "Director" shall mean a member of the Board.

          (f) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h) "Option" shall mean a stock option granted pursuant to the Plan.

          (i) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (j) "Optionee" shall mean an Outside Director who receives an Option.

          (k) "Outside Director" shall mean a Director who is not an Employee.

          (l) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986, as amended.

          (m) "Plan" shall mean this 1988 Director Stock Option Plan, as amended.

          (n) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (o) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 200,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4. Administration of and Grants of Options under the Plan.

          (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

          (b) Procedure for Grants. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

             (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

             (ii) Each Outside Director shall be automatically granted an Option to purchase 20,000 Shares (the "First Option") upon the later to occur of (A) the effective date of this Plan, as determined in accordance with
        Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company, appointment by the Board of Directors to fill a vacancy, or (for an employee director) by ceasing to be employed by the Company.

             (iii) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Option") on the day of each annual shareholders meeting, at which such Outside Director is reelected to an additional term, occurring after the grant date of such Outside Director's First Option; provided, however, that in no event shall an Outside Director be granted Options to purchase in the aggregate more than 50,000 shares.

             (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

             (v) The terms of an Option granted hereunder shall be consistent with the requirements set forth elsewhere in this plan and shall additionally include the following:

                (A) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
           Section 9 hereof.

                (B) Subsequent Options granted prior to January 14, 1992 and all First Options shall become exercisable in installments cumulatively with respect to 25% of the Shares on the first day of the first year after the date of grant of such First Option and with respect to 2.083% of the Shares for each month after such anniversary. Subsequent Options granted on or after January 14, 1992 shall become exercisable in installments cumulatively with respect to 8.34% of the shares for each month beginning after the First Option and all other Subsequent Options, if any, are fully vested. However, in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan in accordance with Section 17 hereof.

          (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with
     Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (e) Suspension or Termination of Option. If the President or his designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before a committee of the Board.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

     The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof.

     8. Exercise Price and Consideration.

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

     9. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
     Section 4(b) hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with
     Section 17 hereof has been obtained.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as a Director. In the event of the termination of the Outside Director's Continuous Status as a Director, he may, but only within thirty (30) days after the date of such termination, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event a Director is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he may, but only within three (3) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee.  In the event of the death of an Optionee:

             (i) during the term of the Option who is at the time of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status a Director for six (6) months after the date of death.

             (ii) within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 10.

     11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If however such successor corporation does not agree to fully assume such options, the Board shall act to fully accelerate the vesting of all of the shares subject to each outstanding option such that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

             (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan; or

             (ii) any change in the designation of the class of persons eligible to be granted Options; or

             (iii) any material increase in the benefits accruing to participants under the Plan; or

             (iv) any change in the number of shares subject to Options to be granted hereunder or in the terms thereof as set forth in Section 4(b) hereof.

          Notwithstanding the foregoing, the provisions set forth in Section 4(b) of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more that once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

          (b) Shareholder Approval. Shareholder approval of any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

          (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. Shareholder Approval.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

          (b) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to shareholders, proxy statements and other information provided to all shareholders of the Company.

                               ALTERA CORPORATION

                             1987 STOCK OPTION PLAN

                     (As amended effective January 18, 1995)

     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (d) "Common Stock" shall mean the Common Stock of the Company.

          (e) "Company" shall mean Altera Corporation, a California corporation.

          (f) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any Director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

          (g) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board (or the Committee or any other committee of the Board); provided that, for purposes of Incentive Stock Options, such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute.

          (h) "Director" means a member of the Board.

          (i) "Employee" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

          (m) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (n) "Option" shall mean a stock option granted pursuant to the Plan.

          (o) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (p) "Optionee" shall mean an Employee or Consultant who receives an Option.

          (q) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (r) "Plan" shall mean this 1987 Stock Option Plan.

          (s) "Rule 16b-3" means Rule 16b-3 of the Exchange Act, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (t) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (u) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 4,050,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     4. Administration of the Plan.

        (a) Procedure.

             (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by a Committee appointed by the Board, which may consist of members of the Board of Directors and/or employees of the Company, provided that any such Committee containing non-Directors shall only be authorized to grant options and take other actions with respect to persons who are not directors or officers of the Company subject to Section 16 of the Exchange Act.

             (ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

             (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
        (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted to satisfy applicable laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws.

          (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility.

          (a) Nonstatutory Stock Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

          (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

          (e) The following limitations shall apply to grants of Options to
     Employees:

             (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 shares.

             (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

             (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

             (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limit set forth in Section 5(e)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement.

     8. Exercise Price and Consideration.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

             (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

             (ii) In the case of a Nonstatutory Stock Option

                (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

                (B) granted to any person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

             (iii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

     9. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Incentive Stock Option granted prior to January 1, 1987 (the "Sequential Option") shall not be exercisable while there is outstanding any Incentive Stock Option which was granted, before the granting of the Sequential Option, to the same Optionee to purchase stock of the Company, any Parent or Subsidiary, or any predecessor corporation of such corporations. For purposes of this provision, an Incentive Stock Option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within thirty
     (30) days (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within three (3) months (or such other period of time not exceeding twelve
     (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee.  In the event of the death of an Optionee:

             (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death, subject to the limitation set forth in Section 5(b); or

             (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 10.

     11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, however, such successor corporation does not agree to fully assume such options, the Board shall act to fully accelerate the vesting of all of the shares subject to each outstanding Option such that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

             (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

             (ii) any change in the designation of the class of persons eligible to be granted Options; or

             (iii) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

          (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17 of the Plan.

          (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. Shareholder Approval.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422A of the Code.

          (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

             (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

             (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                               ALTERA CORPORATION

                       1987 EMPLOYEE STOCK PURCHASE PLAN

                    (As amended effective January 18, 1995)

     The following constitute the provisions of the 1987 Employee Stock Purchase Plan of Altera Corporation.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the Common Stock, no par value, of the Company.

          (d) "Company" shall mean Altera Corporation, a California corporation.

          (e) "Compensation" shall mean all regular straight-time gross earnings, plus sales commissions and sales incentives, but exclusive of payments for overtime, shift premium, other incentive compensation, other incentive payments, bonuses, or other compensation.

          (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (i) "Exercise Date" shall mean the last day of each offering period of the Plan.

          (j) "Offering Date" shall mean the first day of each offering period of the Plan.

          (k) "Plan" shall mean this Employee Stock Purchase Plan.

          (l) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. Eligibility.

          (a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company; or
     (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by one offering during each six- (6) month period of the Plan, commencing on or about August 16, 1988, and continuing thereafter until terminated in accordance with paragraph 19 hereof. The Board shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

     5. Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction, on the form provided by the Company, and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 6(c) or 10.

     6. Payroll Deductions.

          (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding ten percent (10%) of the Compensation which he receives on such payday, and the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period.

          (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his participation in the Plan as provided in paragraph 10. A participant may also lower to zero, but not thereafter increase, the rate of his payroll deductions during the offering period by notifying the Company in writing. The decrease shall be effective fifteen (15) days following the Company's receipt of the notification. Should an eligible Employee decided to again participate in the Plan for future offering periods, he must complete and file with the Company a new authorization for payroll deduction.

     7. Grant of Option.

          (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per-share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his Compensation during the applicable offering period) by the option price as defined in Section 7(b) herein, subject to the limitations set forth in Sections 3(b) and 12 hereof, and provided, however, that in no event shall such option be exercisable for a number of shares in excess of Twelve Thousand Five Hundred Dollars ($12,500) divided by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

          (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock for such date, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in The Wall Street Journal.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan at the termination of each offering period which is insufficient to purchase a full share of Common Stock of the Company shall be credited to the participant's account for the next offering period, thereby reducing the maximum amount which may be withheld from Compensation during such next offering period if it would otherwise exceed the limits set forth in paragraphs 3(b) or 6(a), or, if requested by the participant or if the participant has elected not to participate for such following period, shall be returned to said participant.

     10. Withdrawal; Termination of Employment.

          (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to his account will be returned to him and his option terminated.

          (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12. Stock.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be seven hundred thousand (700,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby, and shall similarly reduce the rate of payroll deductions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (b) If a committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

     14. Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights, with regard to the exercise of an option or to receive shares under the Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination. The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 21) if such amendment would:

          (a) Increase the number of shares that may be issued under the Plan;

          (b) Permit payroll deductions at a rate in excess of ten percent (10%) of the participant's Compensation;

          (c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

          (d) If the Company has a class of equity securities registered under
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

     If any amendment requiring shareholder approval under this paragraph 19 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 21 of the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Shareholder Approval.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

          (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in paragraph 21(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (i) the first registration of any class of equity securities of the Company under

     Section 12 of the Exchange Act; or (ii) the granting of an option hereunder to an officer or director after such registration, do the following:

          (1) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under
     Section 14(a) of the Exchange Act at the time such information is furnished; and

          (2) file with, or mail for filing to, the Securities and Exchange Commission four (4) copies of the written information referred to in subsection (1) hereof not later than the date on which such information is first sent or given to shareholders.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

                               ALTERA CORPORATION

                 PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of ALTERA CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 16, 1995, and hereby appoints Rodney Smith and Thomas J. Nicoletti and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Shareholders of ALTERA CORPORATION, to be held on Wednesday, April 26, 1995 at 10:00 a.m., local time at 2610 Orchard Parkway, San Jose, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. Election of directors:

               / / FOR all nominees listed below                        / / WITHHOLD AUTHORITY to vote for
                     (except as indicated)                                   all nominees listed below

  INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
   Rodney Smith; Michael A. Ellison; Paul Newhagen; Robert W. Reed; William E.
                                      Terry

2. Proposal to approve an amendment to the 1988 Director Stock Option Plan to increase from 150,000 to 200,000 the number of shares reserved for issuance thereunder.
    / / FOR                / / AGAINST                / / ABSTAIN

3. Proposal to approve amendments to the 1987 Stock Option Plan to (i) increase from 3,400,000 to 4,050,000 the number of shares reserved for issuance thereunder, and (ii) limit the number of option shares that may be granted to participants under the Plan in any fiscal year.
    / / FOR                / / AGAINST                / / ABSTAIN

4. Proposal to approve an amendment to the 1987 Employee Stock Purchase Plan to increase from 600,000 to 700,000 the number of shares reserved for issuance thereunder
    / / FOR                / / AGAINST                / / ABSTAIN
5. Proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending December 31, 1995.
    / / FOR                / / AGAINST                / / ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1988 DIRECTOR STOCK OPTION PLAN, FOR THE AMENDMENTS TO THE 1987 STOCK OPTION PLAN, FOR THE AMENDMENT TO THE 1987 EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE 1995 FISCAL YEAR.

    Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                           Dated:                         , 1995
                                              ----------------------------------

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                         Signature

    (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)